As filed with the Securities and Exchange Commission on July 22, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NexPoint Diversified Real Estate Trust

(Exact name of registrant as specified in its charter)

Delaware	80-0139099
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(214) 276-6300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Mitts

Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary

300 Crescent Court, Suite 700

Dallas, Texas 75201

(214) 276-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Charles T. Haag
Justin S. Reinus
Winston & Strawn LLP
2121 N. Pearl Street
Suite 900

Dallas, Texas 75201

(214) 453-6500

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☑ Non-accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 22, 2024

PROSPECTUS

$500,000,000

NexPoint Diversified Real Estate Trust

Common Shares

Preferred Shares

Warrants

Debt

NexPoint Diversified Real Estate Trust, a Delaware statutory trust, from time to time, may offer to sell up to an aggregate of $500,000,000 of common shares, preferred shares, warrants and debt securities in one or more primary offerings. The preferred shares, warrants and debt securities may be convertible into, or exercisable or exchangeable for, our common shares or our preferred shares.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, including the specific plan of distribution for any such securities, will be described in a supplement to this prospectus. Prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “NXDT” and our 5.50% Series A Cumulative Preferred Shares (“Series A Preferred Shares”) are listed on the NYSE under the symbol “NXDT-PA.” On July 19, 2024, the last reported sales price for our common shares on the NYSE was $6.22 per share and the last reported sales price for our Series A Preferred Shares on the NYSE was $14.38 per share. As of the date of this prospectus, other than our common shares and Series A Preferred Shares, none of the securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

Investing in our securities involves a high degree of risk. You should read carefully the section entitled “Risk Factors” on page 2 herein and the “Risk Factors” section contained in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus.

This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 .

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement. The prospectus supplement may add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates, the terms “NXDT,” the “Company,” “we,” “us” and “our” as used in this prospectus refer to NexPoint Diversified Real Estate Trust and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement or free writing prospectus and the documents incorporated herein and therein by reference may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. In particular, statements relating to our liquidity and capital resources, our performance and results of operations contain forward-looking statements. Furthermore, all of the statements regarding future financial performance (including market conditions and demographics) are forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus, any prospectus supplement or free writing prospectus and the documents incorporated herein or therein are based on management’s then current beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “estimate,” “project,” “target,” “should,” “will,” “would,” “result,” “goal,” “could,” “future,” “continue,” “if,” the negative version of these words and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Some of the risks and uncertainties that may cause our actual results, performance, liquidity or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●    Unfavorable changes in economic conditions and their effects on the real estate industry generally and our operations and financial condition, including inflation, rising or high interest rates, tightening monetary policy or recession, which may limit our ability to access funding and generate returns for shareholders;

●    Our loans and investments expose us to risks similar to and associated with real estate investments generally;

●    Commercial real estate-related investments that are secured, directly or indirectly, by real property are subject to delinquency, foreclosure and loss, which could result in losses to us;

●    Risks associated with the ownership of real estate, including dependence on tenants and compliance with laws and regulations related to ownership of real property;

●    Risks associated with our investment in diverse issuers, industries and investment forms and classes, both in real estate and in non-real estate sectors, including common equity, preferred equity, options or other derivatives, short sale contracts, secured loans of securities, reverse repurchase agreements, structured finance securities, below investment grade senior loans, bonds, convertible instruments, joint ventures, and emerging markets;

●    Fluctuations in interest rate and credit spreads could reduce our ability to generate income on our loans and other investments, which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments;

●    The use of leverage to finance our investments;

●    Risks associated with our loans and investments in debt instruments, including senior loans, mezzanine loans, collateralized loan obligations, and structured finance securities;

●    Our loans and investments are concentrated in terms of type of interest, geography, asset types, industry and sponsors and may continue to be so in the future;

●    We have a substantial amount of indebtedness which may limit our financial and operating activities and may adversely affect our ability to incur additional debt to fund future needs;

●    We have limited operating history as a standalone company and may not be able to operate our business successfully, find suitable investments, or generate sufficient revenue to make or sustain distributions to our shareholders;

●    We may not replicate the historical results achieved by other entities managed or sponsored by affiliates of NexPoint Advisors, L.P. (“NexPoint”), members of the NexPoint Real Estate Advisors X, L.P. (our “Adviser”) management team or their affiliates.

●    We are dependent upon our Adviser and its affiliates to conduct our day-to-day operations; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer;

●    Our Adviser and its affiliates face conflicts of interest, including significant conflicts created by our Adviser’s compensation arrangements with us, including compensation which may be required to be paid to our Adviser if our advisory agreement is terminated, which could result in decisions that are not in the best interests of our shareholders;

●    We pay substantial fees and expenses to our Adviser and its affiliates, which payments increase the risk that you will not earn a profit on your investment;

●    If we fail to qualify as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes, cash available for distributions to be paid to our shareholders could decrease materially, which would limit our ability to make distributions to our shareholders;

●    If our operating partnership fails to be taxable as a partnership for U.S. federal income tax purposes, possibly causing us to fail to qualify for or to maintain REIT status;

●    Compliance with REIT requirements, which may limit our ability to hedge our liabilities effectively and cause us to forgo otherwise attractive opportunities, liquidate certain of our investments or incur tax liabilities;

●    The risks associated with our ownership of interests in taxable REIT subsidiaries (“TRSs”);

●    We may recognize taxable gains from the sale of properties as a result of the inability to complete certain like-kind exchanges in accordance with Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”);

●    The risk that the Internal Revenue Service (the “IRS”) may consider certain sales of properties to be prohibited transactions, resulting in a 100% penalty tax on any taxable gain;

●    The risk that we may be subject to other tax liabilities that may reduce our cash flows and distributions on our shares;

●    The ineligibility of dividends payable by REITs for the reduced tax rates available for some dividends;

●    The risks associated with the share ownership restrictions of the Code for REITs and the share ownership limit imposed by our declaration of trust (the “Declaration”);

●    The ability of our board of trustees (the “Board”) to revoke our REIT qualification without shareholder approval;

●    There may be legislative or regulatory tax changes or other actions affecting REITs;

●    Foreign investors may be subject to U.S. federal income tax or withholding tax on distributions received from us or on proceeds and the disposition of our shares; and

●    Any other risks included under Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K filed with the SEC on March 14, 2024.

We urge you to carefully consider these risks and review the additional disclosures we make concerning risks and other factors that may materially affect the outcome of our forward-looking statements and our future business and operating results, including those made in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement or free writing prospectus. We caution you that any forward-looking statements made in this prospectus, any prospectus supplement or free writing prospectus and the documents incorporated herein and therein by reference are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of their respective dates. Except as required by law, we expressly disclaim any obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any statement is based.

v

THE COMPANY

NexPoint Diversified Real Estate Trust (the “Company,” “we,” “us,” or “our”) is a Delaware statutory trust and has elected to be taxed as a REIT. Substantially all of the Company’s business is conducted through NexPoint Diversified Real Estate Trust Operating Partnership, L.P. (the “OP”), the Company’s operating partnership. The Company conducts its business through the OP and its wholly owned TRSs. The Company’s wholly owned subsidiary, NexPoint Diversified Real Estate Trust OP GP, LLC, is the sole general partner of the OP. As of March 31, 2024, there were 2,000 partnership units of the OP outstanding, of which 100.0% were owned by the Company.

On July 1, 2022, the SEC issued an order pursuant to Section 8(f) of the Investment Company Act of 1940 (the “Investment Company Act”) declaring that the Company has ceased to be an investment company under the Investment Company Act (the “Deregistration Order”). The issuance of the Deregistration Order enabled the Company to proceed with full implementation of its new business mandate to operate as a diversified REIT that focuses primarily on investing in various commercial real estate property types and across the capital structure, including but not limited to equity, mortgage debt, mezzanine debt and preferred equity (the “Business Change”).

The Company was originally formed as a Delaware statutory trust on March 10, 2006 under the name “Highland Credit Strategies Fund” and changed its name to “NexPoint Diversified Real Estate Trust” in 2021.

The Company is externally managed by the Adviser, through an agreement dated July 1, 2022, and amended on October 25, 2022, April 11, 2023 and July 22, 2024, by and among the Company and the Adviser for an initial term that will expire on July 1, 2025 and successive one-year terms thereafter unless earlier terminated. The Adviser manages the day-to-day operations of the Company and provides investment management services. All of the Company’s investment decisions are made by the Adviser, subject to general oversight by the Adviser’s investment committee and our Board. The Adviser is wholly owned by NexPoint.

As a diversified REIT, the Company’s primary investment objective is to provide both current income and capital appreciation. The Company seeks to achieve this objective through the Business Change. Target underlying property types primarily include, but are not limited to, single-family rentals, multifamily, self-storage, life science, office, industrial, hospitality, net lease and retail. The Company may, to a limited extent, hold, acquire or transact in certain non-real estate securities.

For more information about our business, please refer to the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and incorporated by reference in this prospectus.

The Company’s principal executive offices are located at 300 Crescent Court, Suite 700, Dallas, Texas 75201. The Company’s telephone number is (214) 276-6300. The Company maintains a website located at http://nxdt.nexpoint.com. The information contained on or that can be accessed through our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

Investing in our securities involves significant risks. You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 14, 2024, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered by us under this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL SHARES

The following description summarizes the material provisions of the common shares and preferred shares we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to, our restated certificate of trust, the Declaration, statement of preferences (the “Statement of Preferences” and, together with the Declaration, the “Governing Instrument”) designating the Series A Preferred Shares and bylaws (together with the Governing Instrument, the “Governing Documents”) and applicable provisions of Delaware law, including the Delaware Statutory Trust Act (the “DSTA”). The specific terms of any series of preferred shares will be described in the applicable prospectus supplement. Any series of preferred shares we issue will be governed by our Declaration, and any statement of preferences related to that series. We will file the statement of preferences with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred shares of that series of authorized preferred shares.

Authorized Beneficial Interests

The Company is authorized to issue an unlimited number of its shares of beneficial interest, or capital shares, in multiple classes and series thereof as determined from time to time by the Board. The Company’s authorized shares of beneficial interest consist of an unlimited number of its common shares, par value $0.001 per share, and an unlimited number of its preferred shares, par value $0.001 per share. The Board has designated a series of up to 4,800,000 preferred shares, par value $0.001 per share, liquidation preference $25.00 per share (the “Liquidation Preference”), as the Series A Preferred Shares. As of June 30, 2024, there were 40,650,119 common shares and 3,359,593 Series A Preferred Shares issued and outstanding. All the outstanding common shares and Series A Preferred Shares are fully paid and nonassessable.

Subject to the terms of the Statement of Preferences, the Board, in its discretion, may from time to time without vote of the shareholders issue shares of beneficial interest, including any preferred shares, in addition to the then issued and outstanding shares of beneficial interest and shares of beneficial interest held in the treasury. The Board may also authorize and issue such other securities of the Company as it determines to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Board sees fit, including multiple classes of common shares, preferred interests, debt securities or other senior securities. To the extent the Board authorizes and issues additional shares of beneficial interest of any class or series, the Board is authorized, without shareholder approval, subject to the terms of the Statement of Preferences, to amend or supplement the Declaration as it deems necessary or appropriate. Issuances and redemptions of shares of beneficial interest may be made in whole shares of beneficial interest and/or l/l,000ths of a share of beneficial interest or multiples thereof as the Board may determine. Except as otherwise provided by a majority of the Board, the Company’s shares of beneficial interest are not redeemable by the holders. The Declaration provides that no shareholder of the Company will be subject in such capacity to any personal liability whatsoever to any person in connection with the Company’s property or the acts, obligations or affairs of the Company, and that the shareholders of the Company will have the limitation of personal liability provided under the DSTA.

The Declaration provides that shareholders will have no power to vote on any matter except matters on which a vote of shareholders is required by the Declaration or by resolution of the Board. The Declaration expressly provides that no matter for which voting is required by the DSTA in the absence of the contrary provision in the Declaration will require any vote. Except as otherwise provided in the Declaration, any matter required to be submitted to shareholders and affecting one or more classes or series of shares of beneficial interest will require approval by the required vote of all the affected classes and series of shares of beneficial interest voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of shares of beneficial interest is provided for by resolution of the Board, such requirement as to a separate vote by that class or series of shares of beneficial interest will apply in addition to a vote of all the affected classes and series voting together as a single class. Subject to the Statement of Preferences, shareholders of a particular class or series of shares of beneficial interest will not be entitled to vote on any matter that affects only one or more other classes or series of shares of beneficial interest.

Common Shares

Dividends

Subject to the preferential rights, if any, of holders of any other class or series of our shares of beneficial interest and to the provisions of the Declaration relating to the restrictions on ownership and transfer of our shares of beneficial interest, the holders of our common shares are entitled to receive dividends and other distributions on such common shares when, as and if authorized by the Board and declared by us out of assets legally available for distribution to our shareholders. In addition, subject to the preferential rights, if any, of holders of any other class or series of our shares of beneficial interest, the holders of our common shares will be entitled to share ratably in the Company’s property legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for payment all liabilities and upon receipt of such releases, indemnities and refunding agreements, as the Board deems necessary for protection of the trustees.

Voting

Subject to the provisions of our Declaration regarding restrictions on ownership and transfer of our shares of beneficial interest and except as may be otherwise specified in the terms of any class or series of our common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders, including the election of trustees. Our Governing Instrument provides that the holders of preferred shares, including the Series A Preferred Shares, are entitled to vote on matters submitted to a vote of the common shares, voting together as a single class.

The Statement of Preferences provides that, except the Preferred Shares Trustees (defined below), the holders of the outstanding capital shares of the Company, voting as a single class, will elect the trustees. There is no cumulative voting in the election of trustees. Consequently, other than the Preferred Shares Trustees, the holders of a majority of the outstanding capital shares can elect all of the trustees then standing for election, and the holders of the remaining capital shares will not be able to elect any trustees. Trustees will be elected by the affirmative vote of a plurality of all of the share of beneficial interest present or represented by proxy at a meeting at which a quorum is present.

With respect to matters other than the election of trustees, (i) the affirmative vote of a majority of our shares of beneficial interest present in person or represented by proxy and entitled to vote thereon, at a meeting where the holders of a majority of our shares of beneficial interest entitled to vote on the matter are present in person or represented by proxy (a “Quorum”), will be the act of the shareholders with respect to such matters, and (ii) where a separate vote of one or more classes or series of shares of beneficial interest is required on any matter, the affirmative vote of a majority of the shares of beneficial interest of such class or series present in person or represented by proxy at a meeting where a Quorum is present will be the act of the shareholders of such class or series with respect to such matter, in each case subject to any provisions of the Declaration or a resolution of the Board specifying a greater or lesser requirement with respect to the vote or Quorum (the “Voting Requirement”).

Under the DSTA, an agreement of merger or consolidation must be approved by all of the trustees and beneficial owners of a statutory trust, unless otherwise provided in the statutory trust’s governing instrument. In addition, a conversion into another business entity must be approved by all of the trustees and beneficial owners of the statutory trust, except that if the statutory trust’s governing instrument specifies a different manner of authorization with respect to approving such conversion or, if it does not so specify, does not prohibit such conversion and specifies a manner of authorization with respect to an agreement of merger or consolidation, that manner of authorization will be required. The DSTA further provides that the governing instrument of a statutory trust may be amended with the approval of all of the beneficial owners and trustees or as otherwise permitted by law, unless otherwise provided in the governing instrument of the statutory trust. In addition, under the DSTA, a statutory trust may not be terminated or revoked except in accordance with the governing instrument of the statutory trust and, except to the extent otherwise provided in the certificate of trust or in the governing instrument, the certificate of trust may be amended by the trustees.

The Declaration provides that a merger or consolidation requires approval by two-thirds of the Board without requiring approval by our shareholders, except that any merger or consolidation in which the Company is not the surviving entity requires approval of 75% of the holders of shares of beneficial interest of each affected class or series outstanding, voting as separate classes or series, unless such merger or consolidation has been approved by 80% of the Board, in which case the Voting Requirement will apply (such voting exception and alternative, subject to the terms of the Statement of Preferences, the “Required Voting Alternatives”). The Declaration provides that the Company may be dissolved with approval of 80% of the Board without a requirement for approval by our shareholders, except that the Required Voting Alternatives will apply to the sale, conveyance, assignment, exchange, merger in which the Company is not the survivor, transfer or other disposition of all or substantially all of the Company’s property in winding up the affairs of the Company. In addition, a majority of the Board may amend our Declaration without any vote of the shareholders to make any change that does not adversely affect the relative rights or preferences of any individual shareholder as compared to the rights and preferences of other shareholders of the same class and series of shares, as they may deem necessary or appropriate, except that the Required Voting Alternatives also apply to specified provisions of our Declaration pertaining to the liability of shareholders and the Board, indemnification of officers and the Board, voting requirements for shareholder votes, dissolution of the Company, procedures for amending the Declaration, corporate transactions outside the ordinary course of business (including mergers, consolidations and sales of all or substantially all of the Company’s assets) and Principal Shareholder Transactions or any amendment which would change any rights with respect to shares of the Company by reducing any stated amount payable thereon in preference over all other classes or series of shares upon liquidation of the Company or by eliminating any voting rights pertaining thereto (collectively, the “Restricted Amendments”) and the sale, lease or exchange of all or substantially all of the Company’s property. The Declaration does not specify approval requirements with respect to a conversion of the Company to another business entity. Neither the Declaration nor the restated certificate of trust specify approval requirements with respect to an amendment to the Company’s restated certificate of trust. Our Declaration and bylaws provide that the Board has the exclusive power to amend or repeal our bylaws or adopt new bylaws at any time.

In addition, notwithstanding the foregoing, the Declaration provides that approval by a majority of the Board followed by the approval of 75% of the holders of shares of beneficial interest of each affected class or series outstanding, voting as separate classes or series (subject to the Statement of Preferences, the “Principal Shareholder Requirements”) will be required for certain transactions when a Principal Shareholder (defined generally to mean any corporation, person or other entity which is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of beneficial interest of all outstanding classes or series and includes any affiliate or associate, as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, of a Principal Shareholder) is a party to the transaction (“Principal Shareholder Transactions”). These transactions include any:

• merger or consolidation of the Company or any subsidiary of the Company with or into any Principal Shareholder;

• issuance of any securities of the Company to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan);

• sale, lease or exchange of all or any substantial part of the assets of the Company to any Principal Shareholder (except assets having an aggregate fair market value of less than 2% of the total assets of the Company, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period); or

• sale, lease or exchange to the Company or any subsidiary thereof, in exchange for securities of the Company, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than 2% of the total assets of the Company, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

The Principal Shareholder Requirements are not applicable if (i) 80% of the Board approve by resolution a memorandum of understanding with the Principal Shareholder with respect to and substantially consistent with such transaction followed by an approval by shareholders consistent with the Voting Requirement, or (ii) the transaction is with any entity of which a majority of the outstanding shares of all classes and series of a shares normally entitled to vote in elections of directors is owned of record or beneficially by the Company and its subsidiaries.

Other Matters

Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of our Declaration regarding the restrictions on ownership and transfer of our shares of beneficial interest, our common shares will have equal distribution, liquidation and other rights.

The Declaration generally excludes The Corporation Trust Company or its successor from the meaning of the term trustees. The Corporation Trust Company is the Company’s Delaware trustee and does not have any management responsibilities with respect to the Company other than certain administrative matters required by the DSTA.

Preferred Shares

The Company is authorized to issue an unlimited number of preferred shares in one or more classes or series. Each class or series of the preferred shares will have such terms, rights, preferences, privileges, limitations and restrictions as the Board sees fit. Our Board may increase the number of authorized preferred shares or cause the issuance of additional shares of any series of preferred shares, including Series A Preferred Shares, subject to the terms of the Statement of Preferences. The Statement of Preferences provides that an increase in the number of authorized preferred shares or the issuance of additional shares of any series of preferred shares, including Series A Preferred Shares, pursuant to the Governing Documents will not in and of itself be considered to adversely affect the rights and preferences of the preferred shares and holders of the Series A Preferred Shares, by virtue of their acquisition of Series A Preferred Shares, will be deemed to have authorized such issuances by the Board. Accordingly, our Board, without shareholder approval, may issue preferred shares with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of our common shares, may adversely affect the voting and other rights of the holders of our common shares, and could have the effect of delaying deferring or preventing a change of control of the Company or other corporate action. Preferred shares offered hereby, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable.

The prospectus supplement relating to a particular class or series of preferred shares offered will describe the specific terms thereof, including, where applicable:

• the title, designation, number and stated value of the preferred shares;

• the price at which the preferred shares will be issued;

• the dividend rates, if any (or method of calculation), whether that rate is fixed or variable or both, and the dates on which dividends will be payable, whether those dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

• the dates on which the preferred shares will be subject to redemption and the applicable redemption prices;

• any redemption or sinking fund provisions;

• the convertibility or exchangeability of the preferred shares;

• if other than United States dollars, the currency or currencies (including composite currencies) in which the preferred shares are denominated and/or in which payments will or may be payable;

• the method by which amounts in respect of the preferred shares may be calculated and any commodities, currencies or indices, or the value, rate or price relevant to that calculation;

• the place where dividends and other payments on the preferred shares are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the preferred shares;

• any listing of the preferred shares on any securities exchange; and

• any additional dividend, liquidation, redemption, preemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.

The federal income tax consequences and special considerations applicable to any class or series of preferred shares will generally be described in the prospectus supplement related thereto.

Series A Preferred Shares

Ranking

The Series A Preferred Shares, with respect to distribution rights and rights upon our liquidation, dissolution or winding up, rank senior to our common shares and any other shares ranking junior to the Series A Preferred Shares as to such rights, and on a parity with any other series of preferred shares as to such rights to which such shares are entitled. The Series A Preferred Shares effectively rank junior in right of payment to all of our existing and future indebtedness.

The Governing Instrument does not require the consent of holders of preferred shares, including the Series A Preferred Shares, for the Board to authorize and issue additional shares ranking junior to the Series A Preferred Shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up.

Dividends

Holders of Series A Preferred Shares are entitled to receive, when, as and if declared by, or under authority granted by, the Board, out of funds legally available therefor, cumulative cash dividends and distributions at the rate of 5.50% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the Liquidation Preference on the Series A Preferred Shares and no more, payable quarterly on March 31, June 30, September 30 and December 31 in each year (each a “Dividend Payment Date”) commencing on March 31, 2021 (or, if any such day is not a business day, then on the next succeeding business day). Dividends and distributions will be payable to holders of record of Series A Preferred Shares as they appear on the share register of the Company at the close of business on the fifth preceding business day (each, a “Record Date”) in preference to dividends and distributions on common shares and any other shares ranking junior to the Series A Preferred Shares in payment of dividends and distributions. Dividends and distributions on Series A Preferred Shares that were originally issued on the Date of Original Issue (as defined in the Statement of Preferences) will accumulate from the Date of Original Issue. Dividends and distributions on all other Series A Preferred Shares will accumulate from (i) the date on which such shares are originally issued if such date is a Dividend Payment Date, (ii) the immediately preceding Dividend Payment Date if the date on which such shares are originally issued is other than a Dividend Payment Date and is on or before a Record Date or (iii) the immediately following Dividend Payment Date if the date on which such shares are originally issued is during the period between a Record Date and a Dividend Payment Date. Each period beginning on and including a Dividend Payment Date (or the Date of Original Issue, in the case of the first dividend period after the issuance of such shares) and ending on but excluding the next succeeding Dividend Payment Date is a “Dividend Period.” Dividends and distributions on account of arrears for any past Dividend Period or in connection with the redemption of Series A Preferred Shares may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date not exceeding 30 days preceding the payment date thereof as will be fixed by the Board.

No full dividends or distributions will be declared or paid on Series A Preferred Shares for any Dividend Period or part thereof unless full cumulative dividends and distributions due through the most recent Dividend Payment Dates therefor for all series of preferred shares ranking on a parity with the Series A Preferred Shares as to the payment of dividends and distributions have been or contemporaneously are declared and paid through the most recent Dividend Payment Dates therefor. If full cumulative dividends and distributions due have not been paid on all such outstanding preferred shares, any dividends and distributions being paid on such preferred shares (including the Series A Preferred Shares) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of preferred shares on the relevant Dividend Payment Date. No holders of Series A Preferred Shares will be entitled to any dividends or distributions, whether payable in cash, property or shares, in excess of full cumulative dividends and distributions as provided in this paragraph on Series A Preferred Shares. No interest or sum of money in lieu of interest will be payable in respect of any dividend payments on any Series A Preferred Shares that may be in arrears.

For so long as Series A Preferred Shares are outstanding, the Company will not declare or pay any dividend or other distribution (other than a dividend or distribution paid in common shares, or options, warrants or rights to subscribe for or purchase common shares or other shares, if any, ranking junior to the Series A Preferred Shares as to dividends and distribution of assets upon liquidation) in respect of the common shares or any other shares of the Company ranking junior to the Series A Preferred Shares as to the payment of dividends and the distribution of assets upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any common shares or any other shares of the Company ranking junior to the Series A Preferred Shares as to the payment of dividends and the distribution of assets upon liquidation (except by conversion into or exchange for shares of the Company ranking junior to the Series A Preferred Shares as to dividends and distributions of assets upon liquidation), unless, in each case, all cumulative dividends and distributions on all Series A Preferred Shares due on or prior to the date of the transaction have been declared and paid (or have been declared and sufficient funds for the payment thereof deposited with the applicable Dividend Disbursing Agent (as defined in the Statement of Preferences)).

Any dividend payment made on the Series A Preferred Shares will first be credited against the dividends and distributions accumulated with respect to the earliest Dividend Period for which dividends and distributions have not been paid.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of Series A Preferred Shares will be entitled to receive out of the assets of the Company available for distribution to shareholders, after satisfying claims of creditors but before any distribution or payment will be made in respect of the common shares or any other shares of the Company ranking junior to the Series A Preferred Shares as to liquidation payments, the Liquidation Preference plus an amount equal to all unpaid dividends and distributions accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Company, but excluding interest thereon), and such holders will be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up of the Company.

If, upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the assets of the Company available for distribution among the holders of all outstanding Series A Preferred Shares, and any other outstanding class or series of preferred shares ranking on a parity with the Series A Preferred Shares as to payment upon liquidation, will be insufficient to permit the payment in full to such holders of Series A Preferred Shares of the Liquidation Preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to such other preferred shares, then such available assets will be distributed among the holders of Series A Preferred Shares and such other preferred shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends and distributions has been paid in full to the holders of Series A Preferred Shares, no dividends or distributions will be made to holders of the common shares or any other shares of the Company ranking junior to the Series A Preferred Shares as to liquidation.

Redemption

Prior to December 15, 2023, the Series A Preferred Shares were not subject to optional redemption by the Company except in certain limited circumstances. On and after December 15, 2023, the Company may at any time upon written notice redeem the Series A Preferred Shares in whole or in part at a price equal to $25.00 per share plus accumulated but unpaid dividends and distributions (whether or not earned or declared by the Company) through, but not including, the date of redemption, which notice will specify a redemption date of not fewer than 30 days nor more than 90 days after the date of such notice. The Series A Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions. Unless full cumulative distributions for all past dividend periods on all Series A Preferred Shares and other preferred shares ranking on a parity with the Series A Preferred Shares are declared and paid or set apart for payment, the Company may not redeem any Series A Preferred Shares. Notwithstanding the foregoing, a purchase or acquisition of Series A Preferred Shares may be completed pursuant to a purchase or exchange offer made on the same terms to all holders.

Voting Rights

Holders of Series A Preferred Shares generally have no power to vote on any matter except matters submitted to a vote of the common shares. In any matter submitted to a vote of the common shares, each holder of Series A Preferred Shares is entitled to one vote for each Series A Preferred Share held, voting together with the common shares as a single class. For so long as the rules of any national securities exchange on which any of our equity securities are listed requires holders of Series A Preferred Shares to have such voting rights, whenever dividends on the Series A Preferred Shares shall be in arrears for six or more quarterly periods, whether or not such quarterly periods shall be consecutive, and sufficient assets will not have been deposited with the dividend disbursing agent for payment of such accumulated dividends and distributions, holders of the outstanding Series A Preferred Shares, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital shares of the Company, except for any other series of outstanding preferred shares for which a like entitlement has arisen, with which the holders of the outstanding Series A Preferred Shares will vote together as one class for this purpose), will be entitled to elect two of the Company’s trustees (the “Preferred Shares Trustees”).

Subject to a Rating Agency Amendment (defined below), so long as any Series A Preferred Shares are outstanding, we will not:

(a) amend, alter or repeal the provisions of the Statement of Preferences so as to in the aggregate adversely affect the rights and preferences set forth in any statement of preferences, including with respect to the Series A Preferred Shares, without the affirmative vote of the holders of at least two-thirds of the preferred shares outstanding at the time, voting separately as one class; or

(b) to the extent permitted by the applicable exchange on which the preferred shares are listed, in the event that more than one series of preferred shares are outstanding, amend, alter or repeal the provisions of the Statement of Preferences which in the aggregate adversely affects the rights and preferences set forth in the statement of preferences for a series of preferred shares differently than such rights and preferences for any other series of preferred shares without the affirmative vote of the holders of at least two-thirds of the preferred shares outstanding of each series adversely affected (each such adversely affected series voting separately as a class to the extent its rights are affected differently).

The class votes of holders of preferred shares described in (a) and (b) above will in each case be in addition to a separate vote of the requisite percentage of common shares and preferred shares, including Series A Preferred Shares, voting together as a single class, necessary to authorize the action in question. An increase in the number of authorized preferred shares pursuant to the Governing Documents or the issuance of additional shares of any series of preferred shares (including Series A Preferred Shares), pursuant to the Governing Documents will not in and of itself be considered to adversely affect the rights and preferences of the preferred shares and holders of the Series A Preferred Shares, by virtue of their acquisition of Series A Preferred Shares, will be deemed to have authorized such issuances by the Board.

The Board, without further action by the shareholders, may amend, alter, add to or repeal any provision of the Statement of Preferences that has been adopted by the Company pursuant to the guidelines of a rating agency providing a rating for the Series A Preferred Shares at the request of the Company (the “Rating Agency”) or add covenants and other obligations of the Company to the Statement of Preferences, if the applicable Rating Agency confirms that such amendments or modifications are necessary to prevent a reduction in, or the withdrawal of, a rating of the preferred shares and such amendments and modifications do not adversely affect the rights and preferences of and are in the aggregate in the best interests of the holders of the preferred shares (collectively, a “Rating Agency Amendment”). The Board, without further action by the shareholders, may amend, alter, add to or repeal any provision of the Statement of Preferences, including a Rating Agency Amendment, if such amendments or modifications will not in the aggregate adversely affect the rights and preferences of the holders of any series of the preferred shares, provided, that the Company has received confirmation from each applicable Rating Agency that such amendment or modification would not adversely affect such Rating Agency’s then current rating of such series of the Company’s preferred shares.

Notwithstanding the provisions of the preceding paragraph, to the extent permitted by law, the Board or its delegatee, without the vote of the holders of the Series A Preferred Shares or any other share of the Company, may amend the provisions of the Statement of Preferences to resolve any inconsistency or ambiguity or to remedy any formal defect so long as the amendment does not in the aggregate adversely affect the rights and preferences of the Series A Preferred Shares.

Restrictions on Ownership and Transfer

For information regarding restrictions on ownership and transfer of the Series A Preferred Shares, see “Restrictions on Ownership and Transfer” below.

Preemptive Rights

No holders of Series A Preferred Shares will, as the holders, have any preemptive rights to purchase or subscribe for our common shares, preferred shares or any other security of the Company.

Advance Notice Bylaw Provisions

Pursuant to our bylaws, shareholders may make nominations of individuals for election to the Board and propose business other than that which is stated in the notice of the meeting only in connection with annual meetings of shareholders, or a special meeting in lieu of an annual meeting. Our bylaws provide that, with respect to an annual meeting of our shareholders, nominations of individuals for election to the Board and the proposal of other business to be considered by our shareholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board or (c) by any shareholder of record who was a shareholder of record both at the time of giving the notice required by our bylaws and at the time of the record date for the determination of shareholders entitled to notice of and to vote at such meeting, who has held beneficially and at risk at least $5,000 of the Company’s shares continuously during such time and for at least one year prior to the date of such notice, and containing the information, certifications and other materials, and who complies with the other procedural requirements, specified in the advance notice provisions of our bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting.

The advance notice procedures of our bylaws provide that, to be timely, a shareholder’s notice with respect to trustee nominations or other proposals for an annual meeting must be delivered to our corporate secretary at our principal executive office not less than 120 nor more than 150 calendar days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced or delayed by more than 25 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, a shareholder’s notice must be delivered not earlier than 150 calendar days prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th calendar day prior to the date of such annual meeting and the tenth calendar day following the day on which public announcement of the date of such meeting is first made.

In addition to the provisions of our Declaration relating to the approval requirements for business combinations and Principal Shareholder Transactions described above, the advance notice requirements contained in our bylaws may delay, defer or prevent a change in control or other transaction that might involve a premium price for our capital shares or otherwise be in the best interest of our shareholders.

Information Rights

Shareholders have the right to inspect the records of the Company, including, without limitation, shareholder lists, documents, accounts and books of the Company only to the extent inalienably granted under the DSTA; all other such rights whether or not provided in the DSTA are expressly precluded. All shareholders’ requests to inspect the records of the Company will be submitted by shareholders to the Board in writing. Upon receipt of such requests, the Board may in its discretion establish procedures for any permitted inspections. To preserve the integrity of the Company’s records, the Board may provide certified copies of Company records rather than originals. The Board will not be required to create records or obtain records from third parties to satisfy shareholders’ requests. The Board may require shareholders to pay in advance or otherwise indemnify the Company for the costs and expenses of shareholders’ inspection of records. None of the foregoing is intended nor will be construed to permit shareholders to inspect the records of the Company except as may be required by the DSTA or permitted by the Board in its discretion.

Power to Increase or Decrease Authorized Shares of Beneficial Interest, Reclassify Unissued Shares of Beneficial Interest and Issue Additional Common and Preferred Shares

The Company is authorized to issue an unlimited number of its shares of beneficial interest, or capital shares, in multiple classes and series thereof as determined from time to time by the Board. The Board, in its discretion, may from time to time without vote of the shareholders issue shares of beneficial interest, including any preferred shares, in addition to the then issued and outstanding shares of beneficial interest and shares of beneficial interest held in the treasury, subject to the terms of the Statement of Preferences. The Board may also authorize and issue such other securities of the Company as it determines to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Board sees fit, including multiple classes of common shares, preferred interests, debt securities or other senior securities. To the extent the Board authorizes and issues additional shares of any class or series, the Board is authorized, without shareholder approval, subject to the terms of the Statement of Preferences, to amend or supplement the Declaration as it deems necessary or appropriate. The Board may from time to time divide or combine the shares of beneficial interest into a greater or lesser number without thereby changing the proportionate beneficial interest in such shares.

Our Board may increase the number of authorized preferred shares or cause the issuance of additional shares of any series of preferred shares, including Series A Preferred Shares, subject to the terms of the Statement of Preferences. The Statement of Preferences provides that an increase in the number of authorized preferred shares or the issuance of additional shares of any series of preferred shares, including Series A Preferred Shares, pursuant to the Governing Documents will not in and of itself be considered to adversely affect the rights and preferences of the preferred shares and holders of the Series A Preferred Shares, by virtue of their acquisition of Series A Preferred Shares, will be deemed to have authorized such issuances by the Board. The Governing Instrument does not require the consent of holders of preferred shares, including the Series A Preferred Shares, for the Board to authorize and issue additional shares ranking junior to the Series A Preferred Shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up.

As a result of the above, although our Board does not currently intend to do so, it could authorize the issuance of shares of beneficial interest with terms and conditions that could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our shares.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our shares of beneficial interest must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to qualify as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our shares of beneficial interest may be owned, directly or indirectly, or constructively, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares for purposes of this ownership limitation. To qualify as a REIT, we must satisfy certain other requirements as well.

To help insure that we meet these tests, among other purposes, the Declaration contains restrictions on the acquisition, ownership and transfer of shares of beneficial interest. The relevant sections of the Declaration provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding common shares (the “common share ownership limit”), or 9.8%, in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of beneficial interest of any class or series (the “aggregate share ownership limit”). We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “ownership limits.”

The constructive ownership rules under the Code are complex and may cause our shares of beneficial interest owned beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 9.8%, in value or in number of shares, of the outstanding common shares or the outstanding shares of beneficial interest of any class or series (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, any such shares), could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively our shares of beneficial interest in excess of the ownership limits.

The ownership limits apply during the period commencing on the date on which the shareholders approved the conversion of the Company from an investment company registered under the Investment Company Act to a REIT (the “Initial Date”) and prior to the date on which the Board may determine that compliance with the restrictions and limitations on beneficial ownership, constructive ownership and transfers set forth below (the “Restrictions”) are no longer in the best interests of the Company (the “Restriction Termination Date”), but subject to the provision of the Declaration providing that such Restrictions will not preclude the settlement of any transaction entered into the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. During such period:

(i) (1) No person, other than a person (an “Excepted Holder”) for whom a percentage limit (subject to the terms of the Declaration, an “Excepted Holder Limit”) is established by the Board in accordance with the Declaration, will beneficially own or constructively own shares of beneficial interest in excess of the aggregate share ownership limit, or such other percentage determined by the Board in accordance with provisions in the Declaration pertaining to the increase or decrease of such percentage, (2) no person, other than an Excepted Holder, will beneficially own or constructively own shares of beneficial interest in excess of the common share ownership limit, or such other percentage determined by the Board in accordance with provisions in the Declaration pertaining to the increase or decrease of such percentage, and (3) no Excepted Holder will beneficially own or constructively own shares of beneficial interest in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No person will beneficially own or constructively own shares of beneficial interest to the extent that such beneficial ownership or constructive ownership of shares of beneficial interest would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, beneficial ownership or constructive ownership that would result in Company (or any subsidiary REIT thereof, as applicable) owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company (or such subsidiary) from such tenant would cause the Company (or such subsidiary) to fail to satisfy any of the gross income requirements of Section 856(c) of the Code, taking into account any other income of the Company (or such subsidiary) that would not constitute qualifying income under such requirements).

(iii) Any transfer of shares of beneficial interest that, if effective, would result in the Company’s shares being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code) will be void ab initio, and the intended transferee will acquire no rights in such shares.

(iv) No person will beneficially own or constructively own shares of beneficial interest to the extent that such beneficial ownership or constructive ownership of shares of beneficial interest would result in the Company failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

In addition, if any transfer of shares of beneficial interest (whether or not such transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any person beneficially owning or constructively owning shares of beneficial interest in violation of the Restrictions, then that number of shares of beneficial interest the beneficial ownership or constructive ownership of which otherwise would cause such person to violate the Restrictions (rounded up to the nearest whole share) will be automatically transferred to a charitable trust for the benefit of a charitable beneficiary, effective as of the close of business on the business day prior to the date of such transfer (a “Charitable Transfer”), and such person will acquire no rights in such shares; provided, that if the transfer to the charitable trust described by the foregoing would not be effective for any reason to prevent the violation of the Restrictions, then the transfer of that number of shares of beneficial interest that otherwise would cause any person to violate the Restrictions will be void ab initio, and the intended transferee will acquire no rights in such shares of beneficial interest.

To the extent that, upon a Charitable Transfer, a violation of any provision of the Declaration governing restrictions on transfer and ownership of shares would nonetheless be continuing (for example where the ownership of shares of beneficial interest by a single charitable trust would violate the 100 shareholder requirement applicable to REITs), then shares of beneficial interest will be transferred to that number of charitable trusts, each having a distinct charitable trustee and a charitable beneficiary or charitable beneficiaries that are distinct from those of each other trust, such that there is no violation of any such provisions.

In determining which shares of beneficial interest should be subject to a Charitable Transfer, shares of beneficial interest will be so transferred to a charitable trust in such manner that minimizes the aggregate value of the shares of beneficial interest that are transferred to the charitable trust (except to the extent that the Board determines that the shares of beneficial interest transferred to the charitable trust will be those directly or indirectly held or beneficially owned or constructively owned by a person or persons that caused or contributed to the application of the provision of the Declaration requiring a Charitable Transfer), and to the extent not inconsistent therewith, on a pro rata basis.

If the Board at any time determines that a transfer or other event has taken place that results in a violation of the Restrictions or the terms relating to a Charitable Transfer, or that a person intends to acquire or has attempted to acquire beneficial ownership or constructive ownership of any shares in violation of the same (whether or not such violation is intended), the Board will take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, without limitation, causing the Company to redeem shares of beneficial interest, refusing to give effect to such transfer on the books of the Company or instituting proceedings to enjoin such transfer or other event; provided, however, that any transfer or attempted transfer or other event in violation of the Restrictions will automatically result in the transfer to the charitable trust described above, and, where applicable, such transfer (or other event) will be void ab initio as provided above irrespective of any action (or non-action) by the Board.

The Declaration requires that any person who acquires or attempts or intends to acquire beneficial ownership or constructive ownership of shares of beneficial ownership that will or may violate the Restrictions or any person who would have owned shares of beneficial interest that resulted in a Charitable Transfer will immediately give written notice to the Company of such event or, in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice, and will provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on Company’s status as a REIT.

The Declaration also requires that, from the Initial Date and prior to the Restriction Termination Date, (a) every owner of five percent or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) in number or value of the outstanding shares of beneficial interest, within 30 days after the end of each taxable year, will give written notice to the Company stating the name and address of such owner, the number of shares of beneficial interest beneficially owned and a description of the manner in which such shares are held. Each such owner must provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such beneficial ownership on the Company’s status as a REIT and to ensure compliance with the aggregate share ownership limit and the common share ownership limit and the other restrictions in the Declaration; and (b) each person who is a beneficial owner or constructive owner of shares of beneficial interest and each person (including the shareholder of record) who is holding shares of beneficial interest for a beneficial owner or constructive owner shall provide to the Company such information as the Company may request in good faith in order to determine the Company’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Subject to (ii), (iii) and (iv) of the Restrictions, the Board may exempt (prospectively or retroactively) a person from the aggregate share ownership limit or the common share ownership limit, as the case may be, and may establish or increase an Excepted Holder Limit for such person if the Company obtains such representations and undertakings from such person as are reasonably necessary for the Board to determine that:

(i)	no person’s beneficial or constructive ownership of shares of beneficial interest will violate (ii), (iii) and (iv) of the Restrictions; and

(ii)

such person does not and will not own, actually or constructively, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company, including a subsidiary REIT) that would cause the Company (or such subsidiary REIT) to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant shall not be treated as a tenant of the Company if the Company (or an entity owned or controlled by the Company, including such subsidiary REIT) derives (and is expected to continue to derive) a sufficiently small amount of revenue from such tenant such that, in the judgment of the Board, rent from such tenant would not adversely affect the Company’s (or such subsidiary REIT’s) ability to qualify as a REIT).

Any violation or attempted violation of any such representations or undertakings (or other action which is contrary to the Restrictions) will result in such shares of beneficial interest being automatically subject to a Charitable Transfer.

Prior to granting any exception pursuant to the foregoing (a “Representation Exception”), the Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception. Our Board has granted Representation Exceptions to James Dondero and his affiliates and others and may grant additional Representation Exceptions in the future. These Representation Exceptions will be subject to certain initial and ongoing conditions designed to preserve our status as a REIT.

Subject to (ii) of the Restrictions, an underwriter or placement agent that participates in a public offering or a private placement of the shares of beneficial interest (or securities convertible into or exchangeable for shares of beneficial interest) may beneficially own or constructively own shares of beneficial interest (or securities convertible into or exchangeable for shares of beneficial interest) in excess of the aggregate share ownership limit, the common share ownership limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

The Board may only reduce the Excepted Holder Limit for an Excepted Holder with the written consent of such Excepted Holder or pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit will be reduced to a percentage that is less than the aggregate share ownership limit or the common share ownership limit, as the case may be.

In addition, subject to (ii) of the Restrictions and the following, the Board may from time to time increase or decrease the common share ownership limit or the aggregate share ownership limit for one or more persons and increase or decrease the common share ownership limit or the aggregate share ownership limit for all other persons. No decreased common share ownership limit or aggregate share ownership limit will be effective for any person whose percentage of ownership of shares of beneficial interest is in excess of such decreased common share ownership limit or aggregate share ownership limit, as applicable, until such time as such person’s percentage of ownership of shares of beneficial interest equals or falls below the decreased common share ownership limit or aggregate share ownership limit, as applicable; provided, however, any further acquisition of shares of beneficial interest by any such person (other than a person for whom an Representation Exception has been granted or an Excepted Holder) in excess of the shares of beneficial interest owned by such person on the date the decreased common share ownership limit or aggregate share ownership limit, as applicable, became effective will be in violation of the common share ownership limit or aggregate share ownership limit. No increase to the common share ownership limit or aggregate share ownership limit may be approved if the new common share ownership limit and/or aggregate share ownership limit would allow five or fewer persons to beneficially own, in the aggregate more than 49.8% in value of the outstanding shares of beneficial interest.

Any certificates representing our shares of beneficial interest will bear a legend referring to the restrictions on ownership and transfer of our shares described above.

These restrictions on ownership and transfer of our shares of beneficial interest will not apply upon the Restriction Termination Date.

The restrictions on ownership and transfer of our shares of beneficial interest described above, including in Article XII of the Declaration, could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

Listing

Our common shares are listed on the NYSE under the symbol “NXDT.” The Series A Preferred Shares are listed on the NYSE under the symbol “NXDT PA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares and Series A Preferred Shares is Equiniti Trust Company, LLC.

DESCRIPTION OF WARRANTS

We may offer warrants for the purchase of common shares or preferred shares. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

While the terms we have summarized below will generally apply to any future warrants we may offer under a prospectus supplement, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The description in the applicable prospectus supplement of any warrants we offer may differ from the description provided below and does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. You should read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

General

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants offered;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	any provisions providing for changes to or adjustments in the exercise price;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the holding and/or exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	if the warrants are subject to redemption or call, the material terms thereof;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common shares or preferred shares at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common shares or preferred shares that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series. The debt securities will be senior debt securities and may be issued under one or more indentures.

We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common shares, preferred shares or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indenture we may enter into and any amendments or supplements thereto are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and any indenture we may enter into (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank equally with any of our other senior and unsubordinated debt.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	any provisions with respect to the subordination of the rights of holders of the debt securities to other security holders or creditors of the Company;

•	any provisions relating to modification of the terms of the debt securities or the rights of their holders;

•

if the rights evidenced by the debt securities are or may be materially limited or qualified by the rights of any other of the Company’s authorized classes of securities, information regarding such other securities;

•	the name and location of the corporate trust office of the trustee under the indenture for such series of notes;

•	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities do not bear interest, the dates on which we will furnish to the trustee the names and addresses of the holders of the debt securities;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•

if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the assets, if any, that will be pledged as security for the payment of the debt security;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

In addition, any debt securities offered hereby may be convertible into or exchangeable for common shares, preferred shares or other debt securities. The applicable prospectus supplement will set forth the terms and conditions of such conversion or exchange, including, if applicable:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under the indenture as it may be amended or supplemented, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations relating to ownership of our shares. Supplemental U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the securities may be provided in the prospectus supplement that relates to those securities. The law firm of Winston & Strawn LLP has acted as our tax counsel and reviewed this summary. For purposes of this section under the heading “Material U.S. Federal Income Tax Considerations,” references to “the Company,” “we,” “our” and “us” mean only NexPoint Diversified Real Estate Trust and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect (including as a result of legislation proposed as of the date hereof), which could affect the tax considerations described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate the Company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as: financial institutions or broker-dealers; insurance companies; entities treated as partnerships for U.S. federal income tax purposes; tax-exempt organizations (except to the limited extent discussed in “-Taxation of Tax-Exempt U.S. Holders of Our Shares” below); non-U.S. individuals and foreign corporations (except to the limited extent discussed in “-Taxation of Non-U.S. Holders of Our Shares” below); U.S. expatriates; persons who mark-to-market our shares; subchapter S corporations; persons whose functional currency is not the U.S. dollar; regulated investment companies and REITs; trust and estates; holders who receive our shares through the exercise of employee share options or otherwise as compensation; persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; persons subject to the alternative minimum tax provisions of the Code; persons holding our shares through a partnership or similar pass-through entity; and persons required to accelerate the recognition of any item of gross income with respect to our capital shares as a result of such income being recognized on an applicable financial statement.

This summary assumes that investors will hold their shares as a capital asset, which generally means property held for investment.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

We have elected to be taxed as a REIT commencing with our taxable year ended December 31, 2021. We believe that our organization and current and proposed method of operation have allowed and will allow us to qualify for taxation as a REIT. Note that these rules will not generally apply to our taxable years prior to the effective date of such REIT election.

In connection with this offering, Winston & Strawn LLP will render an opinion that, commencing with our taxable year ended December 31, 2021, we have been organized in conformity with the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes, and our current and proposed method of operation will enable us to satisfy the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes for our taxable year ending December 31, 2024 and subsequent taxable years. Investors should be aware that Winston & Strawn LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS or any court, and speaks as of the date issued. In addition, Winston & Strawn LLP’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet on a continuing basis, through actual results, certain qualification tests imposed upon REITs by the Code. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital shares ownership, and the percentage of our earnings that we distribute. Winston & Strawn LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Winston & Strawn LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “-Failure to Qualify.”

Qualification and taxation as a REIT depend on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of shares and asset ownership, various qualification requirements imposed upon REITs by the Code. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The principal qualification requirements are summarized below under “-Requirements for Qualification-General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “-Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay that are treated as dividends for U.S. federal income tax purposes and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from owning shares in a regular corporation. In general, the income that we generate is taxed only at the shareholder level upon distribution to our shareholders.

Our tax attributes, such as net operating losses (if any), generally do not pass through to our shareholders, subject to special rules for certain items such as the capital gains that we recognize. See “-Taxation of Shareholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal income tax in the following circumstances:

•	We will be taxed at U.S. federal corporate income tax rates on any undistributed taxable income, including undistributed net capital gains.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “-Prohibited Transactions” and “-Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the U.S. federal corporate income tax rate.

•

If, due to reasonable cause and not willful neglect, we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “-Income Tests,” but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below under “-Asset Tests,” and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the U.S. federal corporate income tax rate if that amount exceeds $50,000 per failure.

•

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (1) the amounts that we actually distributed and (2) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “-Requirements for Qualification-General.”

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (“TRS”) (as described below) that do not reflect arm’s-length terms.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the corporate tax rate if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset, provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	The amount of gain that we recognize at the time of the sale or disposition, and

•	The amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	The earnings of any of our subsidiaries that are subchapter C corporations, including any subsidiary we may elect to treat as a TRS, are subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification-General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);

(7)

that elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

(8)	that meets other tests described below, including with respect to the nature of its income and assets.

The Code provides that conditions (1) through (4), (7) and (8) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) have applied to us beginning with our 2021 taxable year.

We believe that we will meet condition (5) and that our shares of our shares will be owned with sufficient diversity of ownership to satisfy condition (6). In addition, our Declaration contains restrictions on the ownership and transfer of our shares that are intended to assist us in continuing to satisfy these requirements; however, they may not ensure that we will, in all cases, be able to satisfy these requirements. The provisions of our Declaration restricting the ownership and transfer of our shares are described in “Description of Capital Shares-Restrictions on Ownership and Transfer.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Code provides relief from violations of the REIT gross income requirements, as described below under “-Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “-Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, even if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests

An unincorporated domestic entity, such as a partnership, limited liability company, or trust, that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test (see “-Asset Tests” below), our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any partnerships in which we own interests will be treated as our assets and items of income for purposes of applying the REIT requirements.

We may invest in preferred equity investments in the form of limited partner or non-managing member interests in partnerships and limited liability companies. Although the character of our income and assets for purposes of the REIT income and asset tests will depend upon those partnerships’ and limited liability companies’ income and assets, we will typically have limited control over the operations of the partnerships and limited liability companies that issue preferred equity investments. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and we may not become aware of such action in time to dispose of our interest in such partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. For any period of time that we own 100% of the OP, all of the OP’s assets and income will be deemed to be ours for U.S. federal income tax purposes.

Disregarded Subsidiaries

If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated for U.S. federal income tax purposes as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), with respect to which 100% of the stock of such corporation is held by a REIT. Other domestic entities that are wholly owned by us, including single-member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “-Asset Tests” and “-Income Tests.”

Taxable REIT Subsidiaries

We may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally will be subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our shareholders.

We are not treated for U.S. federal income tax purposes as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as dividend income to the extent of the TRS’s current and accumulated earnings and profits. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated if undertaken by us as prohibited transactions.

Certain restrictions imposed on TRSs (as well as on taxable corporations generally) are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, overall limitations on the deductibility of net interest expense by businesses could apply to our TRS. In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Code if:

i.	substantially all of its assets consist of debt obligations or interests in debt obligations;

ii.	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

iii.	the entity has issued debt obligations that have two or more maturities; and

iv.

the payments required to be made by the entity on the debt obligations described in (iii) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under applicable Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are not considered to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes and cannot be included in any consolidated U.S. federal corporate income tax return. However, if a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then the REIT or the qualified REIT subsidiary will not be taxable as a corporation, but a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its shareholders will be considered to be excess inclusion income. Securitizations by us or our subsidiaries could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a result, we could have “excess inclusion income.” Certain categories of shareholders, such as non-U.S. shareholders eligible for treaty or other benefits, shareholders with net operating losses, and certain tax-exempt shareholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to any such excess inclusion income. In addition, to the extent that our shares are owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business taxable income, we may incur a corporate level tax on a portion of any excess inclusion income. Moreover, we could face limitations in selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions. We do not currently intend to hold REMIC residual interests (other than through a TRS) or engage in financing activities that may result in treatment of us or a portion of our assets as a taxable mortgage pool.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and from certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property or interests in real property (including certain types of CMBS), “rents from real property,” distributions received from other REITs, income derived from real estate mortgage investment conduits (“REMICs”), in proportion to the real estate mortgages held by the REMIC, and gains from the sale of real estate assets, as well as specified income from temporary investments.

Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% gross income test described above), as well as other interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or on interests in real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and both (1) the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan (or, in certain cases, when the loan is modified if the modification is treated as “significant” for U.S. federal income tax purposes) and (2) the value of the personal property securing the loan exceeds 15% of the total value of all property securing the loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We may acquire participation interests, or subordinated mortgage interests, in mortgage loans and mezzanine loans. A subordinated mortgage interest is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations, which will be a first loss position in the event of a default by the borrower. We anticipate any participation interests we acquire will qualify as real estate assets for purposes of the REIT asset tests described below and that interest derived from such investments will be treated as qualifying interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of any participation interests we acquire.

We may acquire interests in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in the ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, mezzanine loans may not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we acquire do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test.

There is limited case law and administrative guidance addressing whether instruments similar to any mezzanine loans or preferred equity investments that we may acquire will be treated as equity or debt for U.S. federal income tax purposes. We typically do not anticipate obtaining private letter rulings from the IRS or opinions of counsel on the characterization of those investments for U.S. federal income tax purposes. If the IRS successfully recharacterizes a mezzanine loan or preferred equity investment that we have treated as debt for U.S. federal income tax purposes as equity for U.S. federal income tax purposes, we would be treated as owning the assets held by the partnership or limited liability company that issued the security and we would be treated as receiving our proportionate share of the income of the entity. There can be no assurance that such an entity will not derive nonqualifying income for purposes of the 75% or 95% gross income test or earn income that could be subject to a 100% penalty tax. Alternatively, if the IRS successfully recharacterizes a mezzanine loan or preferred equity investment that we have treated as equity for U.S. federal income tax purposes as debt for U.S. federal income tax purposes, then that investment may be treated as producing interest income that would be qualifying income for the 95% gross income test, but not for the 75% gross income test. If the IRS successfully challenges the classification of our mezzanine loans or preferred equity investments for U.S. federal income tax purposes, no assurance can be provided that we will not fail to satisfy the 75% or 95% gross income test.

We may modify the terms of mortgages or mezzanine loans after acquiring them. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is (1) occasioned by a borrower default or (2) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified, which could result in a portion of the interest income on the loan being treated as nonqualifying income for purposes of the 75% gross income test. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals but rather will rely on internal valuations.

We expect that any interest, original issue discount, and market discount income that we receive from our mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount not less than 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the tenant’s equity, other than a TRS.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests, or (3) in connection with the effective termination of certain hedging transactions described above will not constitute gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that is excluded from gross income for purposes of either or both of the gross income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “-Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may originate loans with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the loan, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such loan.

We generally will be required to take certain amounts in income no later than the time such amounts are reflected in our financial statements. Section 451(b) of the Code has been amended to provide that the “all events” test for the realization of income for accrual method taxpayers is treated as being met no later than when the item is taken into account as revenue by the taxpayer in certain financial statements (including any financial statement presented in accordance with generally accepted accounting principles such as a Form 10-K annual statement, an audited financial statement or a financial statement filed with any federal agency for non-tax purposes). This rule may require the accrual of income earlier than would be the case under the general tax rules; however, recently finalized Treasury regulations generally exclude original issue discount from this rule.

In addition, in the event that any loan is delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular loan are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

As a result of potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action (such as paying dividends consisting of a combination of cash and shares) to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized.

Asset Tests

At the close of each calendar quarter, we must also satisfy tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, temporary investments in stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, equity interests in other entities that qualify as REITs, debt instruments of “publicly offered” REITs (i.e., REITs that are required to file periodic and annual reports with the SEC under the Exchange Act), mortgage loans secured by real property or interests in real property, certain kinds of CMBS, and residual and regular interests in REMICs if at least 95% of the REMIC’s assets constitute qualifying mortgage loans. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, of our investments not included in the 75% asset class, the value of any one issuer’s securities (other than a TRS) that we own may not exceed 5% of the value of our total assets. Third, of our investments not included in the 75% asset class, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities that meet specified statutory requirements. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets. Finally, not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered” REITs that are not secured by real property or interests in real property.

A real property mortgage loan is generally a qualifying asset for purposes of the 75% asset test to the extent that the fair market value of the real property securing the loan exceeds the principal amount of the loan. If a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of (1) the date the REIT agreed to acquire or originate the loan; or (2) in the event of a significant modification, the date the REIT modified the loan, then a portion of the mortgage loan will not be a qualifying asset for purposes of the 75% asset test. Generally, the non-qualifying portion of such loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is securing that loan. Mortgage loans that are qualifying real estate assets for purposes of the 75% asset test are also not considered securities for purposes of the 10% and 5% asset tests mentioned above.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify unless such debt was issued by a “publicly offered” REIT.

As noted above, there is limited case law and administrative guidance addressing whether instruments that are in the form of mezzanine loans or preferred equity will be treated as equity or debt for U.S. federal income tax purposes. If the IRS successfully recharacterizes a mezzanine loan or preferred equity investment that we have treated as debt for U.S. federal income tax purposes as equity for U.S. federal income tax purposes, we would be treated as owning the assets held by the partnership or limited liability company that issued the security. If that partnership or limited liability company owned nonqualifying assets, we may not be able to satisfy all of the asset tests. Alternatively, if the IRS successfully recharacterizes a mezzanine loan or preferred equity investment that we have treated as equity for U.S. federal income tax purposes as debt for U.S. federal income tax purposes, then that investment may be treated as a nonqualifying asset for purposes of the 75% asset test and would be subject to the 10% value test and the 5% asset test.

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset tests and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the corporate tax rate, and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

In order to qualify to be taxed as a REIT, we are required to distribute dividends, other than capital gain distributions, to our shareholders in an amount at least equal to:

1.	the sum of

(a)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction; and

(b)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

2.

the excess of the sum of specified items of non-cash income (including original issue discount on any loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if either (1) the distributions are declared before we timely file our U.S. federal income tax return for the year and are paid with or before the first regular distribution payment in the 12-month period after such declaration, provided we elect to do so in such U.S. federal income tax return for the year; or (2) the distributions are declared in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and actually paid before the end of January of the following year. The distributions under clause (1) are taxable to the holders of our shares in the taxable year in which paid, and the distributions in clause (2) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement to the extent of our earnings and profits for such prior taxable year.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the U.S. federal corporate income tax rate on the retained portion of such income. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase their adjusted tax basis of their shares by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior taxable years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our shareholders, of any distributions that are actually made as ordinary dividends or capital gains. See “-Taxation of Shareholders” below.

If we should fail to distribute during each taxable year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid U.S. federal corporate income tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated taxable income or gain from an entity in which we have made a preferred equity investment that exceeds the cash distributions we receive from the entity. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid U.S. federal corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital shares or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued a revenue procedure creating a safe harbor authorizing publicly traded REITs to make elective cash/shares dividends that fully qualify for the dividends paid deduction. We have previously paid portions of dividends on our common shares in common shares of the Company pursuant to this revenue procedure in order to conserve cash for additional investments. If we elect to do so again in the future, we expect that any such distribution would comply with the requirements of the revenue procedure. The Company may revert to paying dividends solely in cash at some point in the future when cash flow from operations supports such a cash dividend. However, there can be no assurance that cash flow from operations will be able to support a cash dividend in the future.

We may be able to rectify a failure to meet the distribution requirements for a taxable year by paying “deficiency dividends” to shareholders in a later taxable year, which may be included in our deduction for distributions paid for the earlier taxable year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements. A shareholder that fails or refuses to comply with such requests is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of our shares and other information.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “-Income Tests” and “-Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at the U.S. federal corporate income tax rate. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our shareholders, which in turn could have an adverse impact on the value of, and trading prices for, our shares. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to shareholders generally would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate shareholders may be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for reduced U.S. federal income tax rates on such dividends.

Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the taxable year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any asset that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at the U.S. federal corporate income tax rate, nor does the tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property subject to a nonrecourse mortgage loan, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Tax Aspects of Investments in Partnerships

General

We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including our OP, or other non-corporate entities. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts that would either be disregarded as entities for U.S. federal income tax purposes or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in our OP if our OP is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in other entities classified as partnerships for such purposes.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from our OP will be sufficient to pay the tax liabilities resulting from an investment in our OP.

We intend that interests in our OP (and any partnership invested in by our OP) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, we reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be taxed as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our OP will have sufficient qualifying income so that it would be treated as a partnership, even if it were a publicly traded partnership.

To the extent that our OP (or any subsidiary partnership in which our OP owns an interest) were treated as a taxable mortgage pool, it would be taxable as a corporation for U.S. federal income tax purposes. In such case, we may not be able to qualify as a REIT. We do not believe that our OP (or any subsidiary partnership in which our OP owns an interest) will be treated as a taxable mortgage pool, but no assurance can be given that it will not be treated as such.

If for any reason our OP (or any partnership invested in by our OP) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to U.S. federal corporate income tax, and the partners of any such partnership would be treated as shareholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and Their Partners

Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Section 704(b) of the Code and the Treasury regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in our OP’s partnership agreement comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated thereunder.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property contributed to our OP in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted tax basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. The application of the principles of Section 704(c) of the Code in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by our OP to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Section 704(c) of the Code would apply to such differences as well.

Our share of any gain realized by a partnership on the sale of any property held by the partnership as inventory or other property held primarily for sale to customers in the ordinary course of the partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. We do not presently intend to acquire or hold or to allow any partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such partnership’s trade or business.

Partnership Audit Rules

Under rules applicable to U.S. federal income tax audits of partnerships, subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level, absent an election to the contrary. It is possible that these rules could result in our OP (or any partnership invested in by our OP) in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties. Shareholders are urged to consult their tax advisors with respect to these rules and their potential impact on their investment in our shares.

Taxation of Shareholders

Taxation of Taxable U.S. Holders of Our Shares

The following summary describes certain U.S. federal income tax considerations for taxable U.S. Holders (as defined below) relating to ownership of shares of our shares. Certain U.S. federal income tax consequences applicable to tax-exempt shareholders are described under the subheading “-Taxation of Tax-Exempt U.S. Holders of Our Shares,” below and certain U.S. federal income tax consequences applicable to Non-U.S. Holders are described under the subheading “-Taxation of Non-U.S. Holders of Our Shares,” below.

As used herein, the term “U.S. Holder” means a beneficial owner of our shares who, for U.S. federal income tax purposes:

•	is an individual who is a citizen or resident of the United States;

•

is a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	is an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds shares of our shares, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding shares of our shares, you are urged to consult with your own tax advisors about the consequences of the purchase, ownership and disposition of shares of our shares by the partnership.

Distributions Generally

As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. Holders as ordinary income. These distributions will not be eligible for the dividends-received deduction in the case of U.S. Holders that are corporations.

Because, as discussed above, we generally are not subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our shareholders, our ordinary dividends generally are not eligible for the preferential rate on “qualified dividend income” currently available to most non-corporate taxpayers. However, individuals, trusts and estates generally may deduct up to 20% of certain pass-through income, including ordinary REIT dividends that are not “capital gain dividends” or “qualified dividend income,” subject to certain limitations (the “pass-through deduction”). For taxable years beginning before January 1, 2026, the maximum tax rate for U.S. shareholders taxed at individual rates is currently 37%. For taxpayers qualifying for the full pass-through deduction, the effective maximum tax rate on ordinary REIT dividends for taxable years beginning before January 1, 2026 would be 29.6%. To qualify for this deduction, the U.S. Holder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property.

We may designate a portion of our dividends as eligible for the preferential rate on qualified dividend income, provided that the amount so designated may not exceed that portion of our distributions attributable to:

•	dividends received by us from non-REIT corporations, such as a TRS; and

•	income upon which we have paid U.S. federal corporate income tax (for example, if we distribute taxable income that we retained and paid tax on in the prior taxable year).

To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. Holder. This treatment will reduce the adjusted tax basis that each U.S. Holder has in its shares of our shares for U.S. federal income tax purposes by the amount of the distribution (but not below zero). Distributions in excess of a U.S. Holder’s adjusted tax basis in its shares of the Company will be taxable as capital gains (provided that the shares have been held as a capital asset) and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any taxable year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholders on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own U.S. federal income tax returns any of our net operating losses or capital losses. Instead, subject to certain limitations, these losses are generally carried over by us for potential offset against our future income.

Capital Gain Distributions

Distributions that we properly designate as capital gain dividends (and undistributed amounts for which we properly make a Capital Gains Designation (defined below)) will be taxable to U.S. Holders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time we have held the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. Holders at preferential rates, depending on the nature of the asset giving rise to the gain. Corporate U.S. Holders may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a U.S. Holder of our shares will be treated as portfolio income. As a result, U.S. Holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. Holder may elect to treat capital gain dividends, capital gains from the disposition of our shares and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the shareholders will be taxed at ordinary income rates on such amount. Other distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, will not be treated as investment income under certain circumstances.

Retention of Net Long-Term Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election (a “Capital Gains Designation”), we would pay tax on our retained net long-term capital gains. In addition, to the extent we make a Capital Gains Designation, a U.S. Holder generally would:

•

include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount that is includable);

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. Holder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted tax basis of its shares of the Company by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. Holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated.

Dispositions of Our Shares

Generally, if you are a U.S. Holder and you sell or dispose of your shares of the Company, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted tax basis in the shares for U.S. federal income tax purposes. This gain or loss will be capital if you have held the shares as a capital asset and, except as provided below, will be long-term capital gain or loss if you have held the shares for more than one year. However, if you are a U.S. Holder and you recognize loss upon the sale or other disposition of shares that you have held for six months or less (after applying certain holding period rules), the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from us that were required to be treated as long-term capital gains. All or a portion of any loss that a U.S. Holder realizes upon a taxable disposition of our shares may be disallowed if the U.S. Holder purchases other shares within 30 days before or after the disposition. Certain non-corporate U.S. Holders (including individuals) may be eligible for reduced rates of taxation in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Redemption of Series A Preferred Shares

A redemption of the Series A Preferred Shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the Series A Preferred Shares (in which case the redemption will be treated in the same manner as a sale described above under “-Dispositions of Shares of Our Shares”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. Holder’s interest in our shares, (ii) results in a “complete termination” of the U.S. Holder’s interest in all classes of our shares or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the U.S. Holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. Holder of Series A Preferred Shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their own tax advisors to determine such tax treatment.

If a redemption of the Series A Preferred Shares does not meet any of the three tests described above, the redemption proceeds will be taxable as a distribution. If a redemption of the Series A Preferred Shares is treated as a distribution that is taxable as a dividend, you are urged to consult with your own tax advisors regarding the allocation of basis between the redeemed shares and any shares of Series A Preferred Shares that you still hold (or that are held by a person related to you).

Information Reporting and Backup Withholding

We report to our U.S. Holders of our shares and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status. See “-Taxation of Non-U.S. Holders of Our Shares.”

Medicare Tax

Certain U.S. Holders of our shares that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of shares, unless such dividends or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in our shares.

Taxation of Tax-Exempt U.S. Holders of Our Shares

Our distributions to a U.S. Holder that is a domestic tax-exempt entity generally should not constitute unrelated business taxable income (“UBTI”), unless the U.S. Holder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire or to carry its shares, the shares are otherwise used in an unrelated trade or business of the tax-exempt entity. We may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, a portion of our dividends received by a tax-exempt shareholder may be treated as UBTI.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, that generally will require them to characterize distributions from us as UBTI.

Notwithstanding the above, a pension trust (1) that is described in Section 401(a) of the Code and is tax-exempt under Section 501(a) of the Code and (2) that owns more than 10% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a pension-held REIT. We will not be a pension-held REIT unless (1) either (a) one pension trust owns more than 25% of the value of our shares or (b) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of the outstanding shares of the Company and (2) we would not have qualified as a REIT without relying upon the “look through” exemption for certain trusts under Section 856(h)(3) of the Code to satisfy the requirement that not more than 50% in value of our outstanding shares of the Company is owned by five or fewer individuals. Given the share ownership restrictions in our Declaration, we do not expect to be classified as a pension-held REIT, but because our shares are publicly traded, we cannot guarantee this will always be the case.

Tax-exempt shareholders are encouraged to consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of an investment in our shares.

Taxation of Non-U.S. Holders of Our Shares

The following summary describes certain U.S. federal income tax considerations for Non-U.S. Holders (as defined below) relating to ownership of our shares. As used herein, a “Non-U.S. Holder” means a beneficial owner of our shares that, for U.S. federal income tax purposes, is an individual, corporation or estate that is not a U.S. Holder. The rules governing U.S. federal income taxation of Non-U.S. Holders of our shares are complex and no attempt is made herein to provide more than a brief summary of such rules. Non-U.S. Holders are urged to consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences to them of an acquisition of our shares, including tax return filing requirements and the U.S. federal, state, local and foreign tax treatment of dispositions of interests in, and the receipt of distributions from, us.

Distributions Generally

Distributions that are neither attributable to gain from our sale or exchange of “U.S. real property interests” (as defined below) nor designated by us as capital gain dividends will be treated as dividends to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by you of a U.S. trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs.

Dividends that are treated as effectively connected with the conduct of a U.S. trade or business will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates, in the same manner as dividends paid to U.S. Holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a Non-U.S. Holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We expect to withhold U.S. income tax at the rate of 30% on any distributions made to Non-U.S. Holders unless:

•

a lower treaty rate applies and you provide us with an IRS Form W-8BEN or IRS Form W-8BEN-E or other appropriate form, as applicable, evidencing eligibility for an exemption from withholding or a reduced treaty rate;

•	you provide to us an IRS Form W-8ECI claiming that the distribution is income effectively connected with your U.S. trade or business; or

•	the distribution is treated as attributable to a sale or exchange of a “U.S. real property interest” (as discussed below).

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that such distributions do not exceed your adjusted tax basis in our shares. Instead, the distribution will reduce the adjusted tax basis of such shares. To the extent that such distributions exceed your adjusted tax basis in our shares, they will give rise to gain from the sale or exchange of such shares. The tax treatment of this gain is described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits and we therefore expect to withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

As described above, if a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then the REIT or the qualified REIT subsidiary will not be taxable as a corporation, but a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its shareholders likewise will be considered to be excess inclusion income. Any portion of the dividends paid to Non-U.S. Holders that is treated as excess inclusion income will generally be subject to a 30% U.S. federal income tax withholding, without reduction under any otherwise applicable income tax treaty.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests

Except as described below, distributions to a Non-U.S. Holder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless (1) the investment in our shares is treated as effectively connected with your U.S. trade or business, in which case you will be subject to the same treatment as U.S. Holders with respect to such gain, except that a Non-U.S. Holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or (2) you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case you will be subject to a 30% tax on your capital gains.

Distributions that are attributable to gain from sales or exchanges of “U.S. real property interests” by us are taxable to a Non-U.S. Holder under special provisions of the Code known as the Foreign Investment in Real Property Tax Act (“FIRPTA”). The term “U.S. real property interests” includes interests in U.S. real property including interests owned indirectly through investments in partnerships, but generally does not include mortgage loans or mortgage-backed securities, such as CMBS. As a result, we do not anticipate being a United States real property holding corporation, but no assurance can be given that we will not be treated as such. Under FIRPTA, a distribution attributable to gain from sales of U.S. real property interests is considered effectively connected with a U.S. business of the Non-U.S. Holder and will be subject to U.S. federal income tax at the rates applicable to U.S. Holders (subject to a special alternative minimum tax adjustment in the case of nonresident alien individuals), without regard to whether the distribution is designated as a capital gain dividend. The income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes. In addition, we will be required to withhold tax equal to 21% of the amount of distribution attributable to gain from the sale or exchange of the U.S. real property interest.

However, any distribution with respect to any class of equity securities which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. federal withholding tax described above, if you did not own more than 10% of such class of equity securities at any time during the one-year period ending on the date of the distribution (the “10% Exception”). In addition, capital gains distributions by a REIT to “qualified shareholders” meeting certain statutory requirements, including that the shareholders be eligible for treaty benefits and publicly traded, or constitute a foreign partnership or other type of foreign collective investment vehicle, are not subject to FIRPTA. Instead, all such distributions will be treated as ordinary dividend distributions and, as a result, Non-U.S. Holders generally would be subject to withholding tax on such distributions in the same manner as they are subject to ordinary dividends.

“Qualified foreign pension funds” are not subject to the taxes imposed by FIRPTA. Accordingly, capital gains distributions by a REIT to a qualified foreign pension fund are not subject to the FIRPTA rules set forth above but may still be subject to regular U.S. federal withholding tax. To qualify, a pension fund must be created or organized under the law of a country other than the U.S., and have been established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by those employees) of one or more employers in consideration for services rendered, and meet other requirements. Shareholders that are non-U.S. pension funds are urged to contact their own tax advisors to determine whether they qualify for the exemption to FIRPTA.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the shares held by Non-U.S. Holders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, you would be able to offset as a credit against your U.S. federal income tax liability resulting from your proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent your proportionate share of such tax paid by us exceeds your actual U.S. federal income tax liability.

Sale of Shares

Gain recognized by a Non-U.S. Holder upon the sale or exchange of our shares generally will not be subject to U.S. federal income taxation unless such shares constitute a U.S. real property interest. As noted above, the term “U.S. real property interest” does not include mortgage loans or mortgage-backed securities, such as CMBS. As a result, we do not anticipate being a United States real property holding corporation, but no assurance can be given that we will not be treated as such. Even if we were treated as a United States real property holding corporation, our shares will not constitute a U.S. real property interest if we are a domestically controlled qualified investment entity, which includes a REIT with respect to which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by Non-U.S. Holders. We believe that we are, and expect to continue to be, a domestically controlled REIT. Our Declaration restricts ownership of our shares such that constructive or beneficial ownership of our shares cannot be held in a manner that causes us not to be a domestically controlled REIT. However, because our shares are publicly traded, no assurance can be given that we are or will be a domestically controlled REIT.

Even if we do not qualify as a domestically controlled REIT at the time you sell or exchange our shares, gain arising from such a sale or exchange would not be subject to tax under FIRPTA as a sale of a U.S. real property interest provided that (1) such shares are of a class of our shares that is regularly traded, as defined by applicable Treasury regulations, on an established securities market such as the NYSE; and (2) you owned, actually and constructively, 10% or less in value of such class of our shares throughout the shorter of the period during which you held such shares or the five-year period ending on the date of the sale or exchange. Our common shares and our Series A Preferred Shares are regularly traded on an established securities market.

If gain on the sale or exchange of our shares were subject to taxation under FIRPTA, you would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. Holder (subject to any applicable alternative minimum tax and a special alternative minimum tax adjustment in the case of nonresident alien individuals) and the purchaser of the shares of the Company would be required to withhold and remit to the IRS 15% of the purchase price.

Notwithstanding the foregoing, gain from the sale or exchange of our shares not otherwise subject to FIRPTA will be taxable to you if either (1) the investment in our shares is effectively connected with your U.S. trade or business or (2) you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met.

Backup Withholding Tax and Information Reporting

We will, where required, report to the IRS and to Non-U.S. Holders, the amount of dividends paid, the name and address of the recipients, and the amount, if any, of tax withheld. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the Non-U.S. Holder’s country of residence. Payments of dividends made to a Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) unless the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person.

The gross proceeds from the disposition of our shares may be subject to information reporting and backup withholding. If a Non-U.S. Holder sells our shares outside the United States through a non-United States office of a non-United States broker and the sales proceeds are paid to such Non-U.S. Holder outside the United States, then the backup withholding and information reporting requirements generally will not apply to that payment. However, information reporting, but not backup withholding, generally will apply to a payment of sales proceeds, even if that payment is made outside the United States, if the Non-U.S. Holder sells our shares through a non-United States office of a broker that has specified types of connections with the United States, unless the broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person and specified conditions are met, or the holder otherwise establishes an exemption. If a Non-U.S. Holder receives payments of the proceeds of a sale of our shares to or through a United States office of a broker, the payment will be subject to both United States backup withholding and information reporting unless such holder properly provides an IRS Form W-8BEN or IRS Form W-8BEN-E (or another appropriate version of IRS Form W-8) certifying that such holder is not a United States person or otherwise establishes an exemption, and the broker does not know or have reason to know that such Non-U.S. Holder is a United States person.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS. You are urged to consult your own tax advisors regarding the application of information reporting and backup withholding rules to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

Other Tax Considerations

Additional FATCA Withholding

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act and Treasury regulations thereunder, commonly referred to as “FATCA,” when applicable, will impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S.-source dividends made to (1) “foreign financial institutions” unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders, and (2) certain non-financial foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed Treasury regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. The rules under FATCA are complex. Holders that hold our shares through a non-U.S. intermediary or that are Non-U.S. Holders should consult their own tax advisors regarding the implications of FATCA on an investment in our shares.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial, or administrative action at any time (including as a result of legislation proposed as of the date hereof), which could affect the tax considerations described herein. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. We cannot predict the long-term effect of any recent or future law changes on REITs and their shareholders. Prospective investors are urged to consult with their own tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our shares.

State and Local Taxes

We and our subsidiaries and shareholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our shareholders may not conform to the U.S. federal income tax treatment discussed above. Prospective investors should consult their tax advisors regarding the application and effect of state and local income and other tax laws on an investment in our shares.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through underwriters, brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	through a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation paid to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common shares and our Series A Preferred Shares, which are currently listed on the NYSE. We currently intend to list any common shares and Series A Preferred Shares sold pursuant to a prospectus supplement on the NYSE, subject to official notice of issuance. We may elect to list any series of preferred shares on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities, and may occur on the NYSE or other market as may be specified in the prospectus supplement. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the SEC. The public can obtain any documents that the Company files electronically with the SEC at www.sec.gov.

Our website address is located at https://nxdt.nexpoint.com. We make available free of charge our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 14, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 10, 2024;

•	our Current Reports on Form 8-K, filed with the SEC on April 23, 2024, June 12, 2024 and July 22, 2024;

•

the description of our common shares, par value $0.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on June 20, 2006 (File No. 001-32921), including any amendments or reports filed for the purpose of updating such description; and

•

the description of our Series A Preferred Shares, contained in our Registration Statement on Form 8-A, filed with the SEC on January 5, 2021 (File No. 001-32921), including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, and on or after the date of this prospectus but prior to the completion of the offerings of all securities under this prospectus and any prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any or all of the documents incorporated by reference into this prospectus (including any exhibits that are specifically incorporated by reference in those documents) but not delivered with the prospectus at no cost upon written or oral request. Any such request can be made by writing or calling us at the following address and telephone number:

NexPoint Diversified Real Estate Trust

300 Crescent Court, Suite 700

Dallas, Texas 75201

(214) 276-6300

ATTN: Corporate Secretary

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities offered by this prospectus will be passed upon for us by Winston & Strawn LLP, Dallas, Texas, and, with respect to certain matters of Delaware law, by Tuan Olona, LLP, New York, New York. In addition, the description of material U.S. federal income tax matters will be passed upon for us by Winston & Strawn LLP. Any underwriters will be advised about legal matters by their own counsel, who will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of NexPoint Diversified Real Estate Trust as of and for the years ended December 31, 2023 and 2022 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of NexPoint Diversified Real Estate Trust for the year ended December 31, 2021, incorporated by reference herein, have been audited by Cohen & Company, Ltd., independent registered public accounting firm, as stated in their report, incorporated by reference herein. Such financial statements are incorporated by reference in reliance upon the report of such firm and upon the authority of said firm as experts in accounting and auditing.

$500,000,000

NexPoint Diversified Real Estate Trust

Common Shares

Preferred Shares

Warrants
Debt Securities

PROSPECTUS

                        .

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by NexPoint Diversified Real Estate Trust in connection with the issuance and distribution of the securities being registered hereby:

SEC registration fee	$73,800
FINRA filing fee	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Transfer agent fees and expenses	(1)
Printing fees and expenses	(1)
Miscellaneous expenses	(1)
Total	(1)

(1)         These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Delaware law permits the Company to include in its governing instruments a provision limiting any fiduciary and other duties of the Company’s trustees and officers to the Company’s shareholders and the Company for money damages, as well as liabilities for breach of contract, provided that a governing instrument may not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied covenant of good faith and fair dealing. Further, Delaware law provides that a trustee, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof; and an officer, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a trustee or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof. The Declaration contains a provision that eliminates the liability of our trustees and officers.

Delaware law grants the Company (subject to any limitations set forth in the governing instruments of the Company) the power to indemnify and hold harmless a trustee or officer against any and all claims and demands whatsoever.

The Declaration obligates the Company to indemnify any present or former trustee or officer (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting as a trustee or officer by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Company or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful. Subject to (a) the party seeking indemnification providing a written affirmation that he or she possesses a good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Company unless it is subsequently determined that the party is entitled to such indemnification and a majority of the Board determines that the standards of conduct necessary for indemnification appear to have been met, and (b) at least one of the following conditions being met: (x) the indemnitee providing adequate security for the undertaking, (y) the Company being insured against losses arising by reason of any lawful advances, or (z) a majority of a quorum of the Board not party to the action, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, concluding, based on a review of readily available facts, that there is substantial reason to believe that the party ultimately will be found entitled to indemnification—the Company has agreed to make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought under the declaration of trust.

The Declaration also grants the Company the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other persons providing services to the Company or serving in any capacity at the request of the Company to the full extent permitted by law, provided that such indemnification has been approved by a majority of the Board.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the staff of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit Number	Description

1.1**	Form of Underwriting Agreement.

4.1*

Restated Certificate of Trust of NexPoint Diversified Real Estate Trust, effective July 1, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

4.2*

Declaration of Trust of NexPoint Diversified Real Estate Trust, dated July 1, 2022 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

4.3*	Bylaws of NexPoint Diversified Real Estate Trust, dated July 1, 2022 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

4.4*	Statement of Preferences of 5.50% Series A Cumulative Preferred Shares (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2023.

4.5**	Form of Preferred Shares Certificate.

4.6**	Form of Statement of Preferences for Preferred Shares.

4.7**	Form of Warrant Agreement.

4.8	Form of Indenture.

4.9**	Form of Global Note.

4.10**	Form of Supplemental Indenture.

5.1	Opinion of Tuan Olona, LLP.

5.2	Opinion of Winston & Strawn LLP.

8.1	Opinion of Winston & Strawn LLP with respect to tax matters.

23.1	Consent of KPMG LLP.

23.2	Consent of Cohen & Company, Ltd.

23.3	Consent of Tuan Olona, LLP (included in Exhibit 5.1).

23.4	Consent of Winston & Strawn LLP (included in Exhibit 5.2).

23.5	Consent of Winston & Strawn LLP (included in Exhibit 8.1).

24.1	Power of Attorney (included on signature page hereto).

25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee.

107	Calculation of Filing Fee Tables.

*	Previously filed.
**

To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on July 22, 2024.

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Dondero, Brian Mitts and Matt McGraner, and each one of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ James Dondero	Chairman of the Board and President	July 22, 2024
James Dondero	(Principal Executive Officer)

/s/ Brian Mitts	Trustee, Chief Financial Officer,	July 22, 2024
Brian Mitts	Executive VP-Finance, Treasurer
and Assistant Secretary
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Edward Constantino	Trustee	July 22, 2024
Edward Constantino

/s/ Scott Kavanaugh	Trustee	July 22, 2024
Scott Kavanaugh

/s/ Arthur Laffer	Trustee	July 22, 2024
Arthur Laffer

/s/ Carol Swain	Trustee	July 22, 2024
Carol Swain

/s/ Catherine Wood	Trustee	July 22, 2024
Catherine Wood